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                                                             April 2, 1998


                           CONSENT OF LIEBERMAN & NOWAK, LLP

     We hereby consent to the references to us in the Prospectus under the sections entitled "Risk Factors - Dependence on Proprietary Technologies" and "Legal Proceedings" constituting part of the Registration Statement on Form S-3 (File No. 333-47087) of Ultralife Batteries, Inc."

                                           /s/ LIEBERMAN & NOWAK, LLP
                                           --------------------------------
                                           LIEBERMAN & NOWAK, LLP